Exhibit 99.1

June 14, 2013

JANUS CAPITAL GROUP INC. ANNOUNCES PRIVATE NOTE
EXCHANGE TRANSACTION

DENVER — Janus Capital Group Inc. (“JCG” or the “Company”) (NYSE: JNS) today announced that it has entered into separate privately negotiated exchange agreements pursuant to which $117 million aggregate principal amount of newly issued, 0.75% Convertible Senior Notes due 2018 (“New Notes”) will be exchanged for $110 million aggregate principal amount of the Company’s existing, 3.25% Convertible Senior Notes due 2014 (“Convertible Notes”).  Following these transactions, $60 million of existing Convertible Notes will remain outstanding.

The transaction takes advantage of favorable conditions in the marketplace and allows the Company to reduce its annual interest expense, extend the existing debt maturities and increase its financial flexibility.  The additional financial flexibility provided by the transaction will allow the Company to retire existing, long-term debt obligations should the opportunity arise in the future.

The New Notes will pay interest semiannually at a rate of 0.75% and will be convertible, under certain circumstances, into cash, shares of JCG common stock, or a combination of cash and shares of JCG common stock, at the Company’s election.  The initial conversion rate of the New Notes is 92.0598 shares of JCG common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $10.86 per share of common stock, subject to adjustment in certain circumstances. This initial conversion price represents a premium of 25% relative to the closing price of $8.69 per share on June 13, 2013.

In connection with the offering of the New Notes, the Company has entered into privately negotiated convertible note hedge and warrant transactions, which in combination are intended to increase the effective conversion price under the New Notes to approximately $12.60, or a 45% premium relative to the closing price of $8.69 per share on June 13, 2013.  In the event that the warrant transaction is exercised, the Company intends to repurchase JCG common shares to offset resulting dilution. The repurchase of common shares will be at JCG’s discretion, subject to market and business conditions.

In connection with establishing its initial hedge of the convertible note hedge transaction and warrant transaction, the hedge counterparty and/or its affiliates expect to purchase JCG common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to JCG common stock concurrently with, or shortly after, the pricing of the New Notes. In addition, the hedge counterparty and/or its affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to JCG common stock and/or by purchasing or selling JCG common stock in open market transactions and/or privately negotiated transactions following the pricing of the New Notes from time to time (and are likely to do so during any averaging period related to a conversion of New Notes). Any of these hedging activities could also increase, decrease or prevent an increase or decline in, the market price of JCG common stock.

The New Notes were offered and sold in reliance on exemptions from registration requirements under the Securities Act of 1933, as amended, have not been registered under the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption under the Securities Act of 1933 and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Contacts:

John Groneman, 303-336-7466

About Janus Capital Group Inc.

Janus Capital Group Inc. is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of March 2013, JCG managed $163.8 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in Frankfurt, The Hague, Paris, London, Milan, Munich, Zurich, Singapore, Hong Kong, Tokyo, Melbourne, Dubai and Taipei.

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Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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